UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 9, 2013
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 9, 2013, Hewlett-Packard Company (“HP”) released information about the company’s outlook for its 2014 fiscal year.  For the full fiscal year, HP expects GAAP diluted earnings per share in the range of $2.85 to $3.05, and non-GAAP diluted earnings per share in the range of $3.55 to $3.75. This non-GAAP diluted earnings per share estimate excludes after-tax costs of approximately $0.70 per share, related primarily to the amortization of purchased intangible assets and restructuring charges. Additional information about HP’s outlook for its 2014 fiscal year is included in the presentation materials attached hereto as Exhibit 99.1. The information reported in this report, including the materials attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

            HP has included non-GAAP financial measures in this report to supplement HP’s consolidated condensed financial statements presented on a GAAP basis. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are available at www.hp.com/investor/SAM2013.

         HP’s management uses non-GAAP operating expense, non-GAAP other income and expense, non-GAAP operating profit, non-GAAP net earnings, non-GAAP diluted earnings per share, and HP’s non-GAAP tax rate to evaluate and forecast HP’s performance before gains, losses or other charges that are considered by HP’s management to be outside of HP’s core business segment operating results. Free cash flow is a liquidity measure that provides useful information to management about the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP.

HP believes that providing these non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management.  HP further believes that providing this information better enables investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

This report contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, earnings per share, tax provisions, cash flows, capital allocation, capital expenditures, working capital, benefit obligations, dividends, share repurchases, investments, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the need to address the many challenges facing HP's businesses; the competitive pressures faced by HP's businesses; risks associated with executing HP's strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP's products and services effectively; the protection of HP's intellectual property assets, including intellectual property licensed from third parties; risks associated with HP's international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the execution, timing and results of restructuring plans, including estimates and assumptions related to the cost and the anticipated benefits of implementing those plans; the resolution of pending investigations, claims and disputes and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10–Q for the fiscal quarter ended July 31, 2013.  HP assumes no obligation and does not intend to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Presentation materials (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: October 9, 2013	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Presentation materials (furnished herewith).